UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2021

ENERGY TRANSFER LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32740	30-0108820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2021, Energy Transfer LP, a Delaware limited partnership (the “Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with CenterPoint Energy Midstream, Inc., a Delaware corporation (the “Selling Unitholder”), and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Selling Unitholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Unitholder, subject to and upon the terms and conditions set forth therein, 86,956,522 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $7.65 per Common Unit.

The Selling Unitholder also granted the Underwriters an option to purchase up to an additional 13,043,478 Common Units, which the Underwriters exercised on December 8, 2021. The Selling Unitholder completed the sale of 100,000,000 Common Units to the Underwriters on December 10, 2021. The Partnership did not receive any proceeds in the offering.

Of the 100,000,000 Common Units sold to the Underwriters, the Partnership and certain officers and directors (the “Affiliated Purchasers”) of LE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), purchased an aggregate of 20,624,609 Common Units at $7.4492 per Common Unit, which is the price per Common Unit paid by the Underwriters to the Selling Unitholder. The Underwriters have agreed that they will not receive any underwriting discounts or commissions under this offering for sales of Common Units to the Affiliated Purchasers.

Pursuant to the Underwriting Agreement, the Partnership, OGE Enogex Holdings, LLC, the Selling Unitholder and certain directors and officers of the General Partner have agreed not to sell or otherwise dispose of any Common Units held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriters, subject to certain exceptions.

The offering was made pursuant to the Partnership’s effective shelf registration statement on Form S-3 (Registration No. 333-256668), a base prospectus dated June 1, 2021, included as part of the registration statement, and a prospectus supplement, dated December 7, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Partnership and the Selling Unitholder and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Partnership and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Partnership or the Selling Unitholder. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated December 7, 2021, by and among Energy Transfer LP, CenterPoint Energy Midstream, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

5.1	Opinion of Latham & Watkins LLP

8.1	Opinion of Latham & Watkins LLP relating to tax matters

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2021

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Bradford D. Whitehurst
Name:	Bradford D. Whitehurst
Title:	Chief Financial Officer